As filed with the Securities and Exchange Commission on June 24, 1996
                                            Registration No. 33-
                                                                -----
- --------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                            FINE HOST CORPORATION
                  ------------------------------------------
             (Exact name of registrant as specified in its charter)


              Delaware                                    06-1156070
     ----------------------------                -----------------------------
     (State or other jurisdiction                 (I.R.S. Employer
     of incorporation or organization)            Identification Number)

                               3 Greenwich Office Park
                            Greenwich, Connecticut  06831
                                   (203) 629-4320
                         ------------------------------------
                          (Address, including zip code, and
                           telephone number, including area
                        code, of principal executive offices)

             FINE HOST CORPORATION 1996 NON-EMPLOYEE DIRECTOR STOCK PLAN
                 FINE HOST CORPORATION STOCK OPTION PLAN (AMENDED AND
                          RESTATED AS OF JUNE 18, 1996)
   ---------------------------------------------------------------------------
                               (Full title of the plan)

                                  Richard E. Kerley
                                      President
                                Fine Host Corporation
                               3 Greenwich Office Park
                            Greenwich, Connecticut  06831
                                   (203) 629-4320
              ---------------------------------------------------------
              (Name, address, including zip code, and telephone number,
                     including area code, of agent for service)


                           CALCULATION OF REGISTRATION FEE
- ---------------------------------------------------------------------------

                                    Proposed    Proposed
  Title of                          maximum     maximum
  securities      Amount to         offering    aggregate    Amount of
  to be           be                price per   offering     registration
  registered      registered(1)     share (2)   price (2)    fee
- ----------------------------------------------------------------------------
  Common Stock,
  $0.01 par value
  per share        619,000       $  11.4375   $ 7,079,812.50  $  2,441.31
________________________

(1) This Registration Statement covers 569,000 shares authorized to be sold under the Fine Host Corporation Stock Option Plan and 50,000 shares authorized to be sold under the Fine Host Corporation Non-Employee Director Stock Plan (the "Director Plan").

(2) Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act of 1933 (the "Securities Act").

                                 PART II

                       INFORMATION REQUIRED IN THE
                          REGISTRATION STATEMENT

     Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents, filed with the Securities and Exchange Commission (the "Commission") by Fine Host Corporation, a Delaware Corporation (the "Company"), are incorporated herein by reference:

               (a) The Company's Prospectus filed in connection with its Registration Statement on Form S-1 (Registration No. 333-2906), filed on March 29, 1996, as amended by Amendment Nos. 1, 2 and 3 filed on May 7, 1996, June 3, 1996 and June 19, 1996, respectively, pursuant to the Securities Act (the "Form S-1").

               (b) The description of the common stock of the Company, par value $0.01 per share (the "Common Stock"), incorporated by reference into the Company's Registration Statement on Form 8-A (Registration No. 111715) filed on May 8, 1996 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and contained in the Form S-1.

          In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.

     Item 4.  DESCRIPTION OF SECURITIES

               Inapplicable

     Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

          The validity of the shares of Common Stock offered hereby is being passed upon for the Company by Willkie Farr & Gallagher. The Company expects that shortly after the date of this Registration Statement, Jack H. Nusbaum, a partner of Willkie Farr & Gallagher, will become a director of the Company and as such will participate in the Director Plan to the same extent as other non-employee directors of the Company.

     Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Company's Restated Certificate of Incorporation (the "Restated Certificate") provides that the Company shall indemnify each person who is or was a director, officer or employee of the Company to the fullest extent permitted under Section 145 of the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer or director in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

          A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's bylaw, agreement, vote or otherwise.

          The Company's Restated Certificate of Incorporation (the "Restated Certificate") provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
     Section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends, stock purchases or redemption, or (iv) for any transaction from which the director derived an improper personal benefit.

          While the Restated Certificate provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, the Restated Certificate will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions of the Restated Certificate described above apply to an officer of the Company only if he or she is a director of the Company and is acting in his or her capacity as director, and do not apply to officers of the Company who are not directors.


     Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

               Inapplicable

     Item 8.   EXHIBITS

     Exhibit No.
     -----------

          4.1  Restated Certificate (incorporated by reference to the Form S-1,
               Exhibit 3.1).

          4.2 By-Laws of the Company (incorporated by reference to the Form S-1, Exhibit 3.3).

          5 Opinion of Willkie Farr & Gallagher as to the validity of the shares to be issued.

          23.1 Consents of Deloitte & Touche LLP.

          23.2 Consent of Willkie Farr & Gallagher (contained in Exhibit 5).

          24 Powers of Attorney (reference is made to the signature page herein).

     Item 9.   UNDERTAKINGS

          1.   The undersigned registrant hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the
     --------  -------
     information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

          Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, State of Connecticut, on the 19th day of June, 1996.

                              FINE HOST CORPORATION



                              By:     /s/ Richard E. Kerley
                                   ---------------------------
                                     Richard E. Kerley
                                     President and
                                     Chief Executive Officer

          Each of the undersigned officers and directors of the Company hereby severally constitutes and appoints Richard E. Kerley, Randy B. Spector and Nelson A. Barber, and each of them, as the true and lawful attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or either of them, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                      Title                  Date
           ---------                      -----                  ----
  /s/ Richard E. Kerley       President and Chief           June 19, 1996
  --------------------------  Executive Officer and
  Richard E. Kerley           Director (Principal
                              Executive Officer)


/s/ Nelson A. Barber          Senior Vice President and     June 19, 1996
  --------------------------  Chief Financial Officer
  Nelson A. Barber            (Principal Financial and
                              Accounting Officer)

  /s/ Randall K. Ziegler      Executive Vice President and  June 19, 1996
  --------------------------
  Randall K. Ziegler          Director

  /s/ William R. Berkley
  --------------------------  Chairman of the Board of      June 19, 1996
  William R. Berkley          Directors

  /s/ Andrew M. Bursky        Director                      June 19, 1996
  --------------------------
  Andrew M. Bursky

  /s/ Catherine B. James      Director                      June 19, 1996
  --------------------------
  Catherine B. James

  /s/ Joshua A. Polan         Director                      June 19, 1996
  --------------------------
  Joshua A. Polan

                                INDEX TO EXHIBITS


Exhibit No.                                Description of Exhibit
- -----------                                ----------------------

     5 Opinion of Willkie Farr & Gallagher as to the validity of the shares to be issued.

    23.1                                   Consents of Deloitte & Touche LLP.

    23.2                                   Consents of Willkie Farr & Gallagher
                                           (contained in Exhibit 5).